UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

Karman Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue Huntington Beach, California 92649 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 10, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Karman Holdings Inc. (the “Company”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

On June 10, 2026, the Audit Committee of the Company also approved the dismissal of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm.

The audit report of Baker Tilly on the Company’s financial statements as of December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the two most recent fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through June 10, 2026, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement; or (ii) “reportable events,” within the meaning of Item 304(a)(1)(v) of Regulation S-K and related instructions thereto, other than the material weaknesses in internal control over financial reporting, which have been previously disclosed in Part II. Item 9A of the Company’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024, and in Part I. Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025.

The following entity-level material weaknesses existed as of December 31, 2025 and December 31, 2024:

•

The Company did not fully maintain components of the COSO framework, including elements of the control environment, risk assessment, control activities, information and communication and monitoring activities components, relating to (i) sufficiency of processes related to identifying and analyzing risks to the achievement of objectives, including technology, across the entity, (ii) developing general control activities over technology to support the achievement of objectives across the entity, (iii) sufficiency of selecting and developing control activities that contribute to the mitigation of risks to the achievement of objectives to acceptable levels, and (iv) sufficiency of monitoring activities to ascertain whether the components of internal control are present and functioning.

The entity-level material weaknesses contributed to other material weaknesses within our system of internal control over financial reporting as follows:

•

The Company did not design and maintain effective information technology general controls for certain information systems supporting its key financial reporting processes. Specifically, the Company did not design and maintain sufficient change management, security, operations, and system development controls for management-identified in-scope on-premise applications and vendor-supported applications; and

•	The Company did not design and maintain effective process-level controls for all significant business process cycles.

During the two most recent fiscal years, ended December 31, 2025 and December 31, 2024, and the subsequent interim period through June 10, 2026, neither the Company nor anyone on the Company’s behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Baker Tilly with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Baker Tilly furnish a letter addressed to the Commission, a copy of which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Baker Tilly US LLP to the SEC, dated June 11, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARMAN HOLDINGS INC.

By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer

Date: June 11, 2026